UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report December 7, 2024
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504
(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 10, 2024, Enservco Corporation (the “Company”) received a Notice of Event of Default & Demand from Star Equity Holdings, Inc. (the “Note Holder”) regarding a certain promissory note in the amount of $1,000,000 issued on August 9, 2024 (the “Note”) with respect to a payment that was due and not paid on November 10, 2024. Pursuant to Section 4 of the Note, non-payment for more than thirty days is considered a continuation of an Event of Default and, as such, the payment of the entirety of the Note and accrued interest is now due and payable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 7, 2024, Richard K. Coleman, Jr. notified the Company of his resignation as a member of the Company’s Board of Directors (the “Board”). Mr. Coleman’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Officer

On December 9, 2024, Mark Patterson notified the Company of his resignation as Chief Financial Officer and all positions held with the Company’s subsidiaries as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 13, 2024.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Chair and CEO